Exhibit 28 (j) (1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated February 29, 2024, and each included in this Post-Effective Amendment No. 258 to the Registration Statement (Form N-1A, File No. 33-31602) of Federated Hermes Money Market Obligations Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to the financial statements and financial highlights of Federated Hermes California Municipal Cash Trust, Federated Hermes New York Municipal Cash Trust and Federated Hermes Institutional Tax-Free Cash Trust (three of the funds comprising Federated Hermes Money Market Obligations Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2024